Exhibit 14


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form N-14 of Federated Total Return Series, Inc. of our report for Federated Total Return Bond Fund dated January 7, 2003 in the Combined Proxy Statement and Prospectus, which constitutes part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
August 21, 2003